                                                                    EXHIBIT 10.5

                SECOND AMENDMENT AND WAIVER TO SECOND AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT

            THIS SECOND  AMENDMENT  AND WAIVER TO SECOND  AMENDED  AND  RESTATED
REVOLVING CREDIT AGREEMENT (this  "Amendment") made as of September 27, 2002, by and among NUCO2 INC., a Florida  corporation (the  "Company"),  SUNTRUST BANK, a
Georgia  banking  corporation,  as successor by merger to SunTrust  Bank,  South
Florida,  National  Association  ("SunTrust"),   the  other  banks  and  lending
institutions  which become "Lenders" as provided in the Credit Agreement defined below (SunTrust and such other banks and lending institutions, collectively, the
"Lenders"),  HELLER FINANCIAL, INC., a Delaware corporation,  in its capacity as
Syndication  Agent (the  "Syndication  Agent"),  BNP PARIBAS,  a French  banking
organization   acting   through  its  New  York  branch,   in  its  capacity  as
Documentation  Agent (the "Documentation  Agent"),  and SUNTRUST BANK, a Georgia
banking  corporation,  as successor by merger to SunTrust  Bank,  South Florida,
National  Association,  in its capacity as Administrative  Agent for the Lenders
(the "Administrative Agent"), as Issuing Bank (the "Issuing Bank"), and as Swing
Line Lender (the "Swing Line Lender").

                             PRELIMINARY STATEMENTS:

            The Company,  the Syndication  Agent, the  Documentation  Agent, the
Administrative  Agent,  the Issuing Bank,  the Swing Line Lender and the Lenders
are  parties to that  certain  Second  Amended  and  Restated  Revolving  Credit
Agreement  dated as of  September  24, 2001,  as amended by that  certain  First
Amendment and Waiver to Second Amended and Restated  Revolving  Credit Agreement
dated as of May 10, 2002 (the "Credit Agreement";  capitalized terms used herein and not defined  herein shall have the  meanings  assigned to them in the Credit
Agreement),  pursuant to which the Lenders,  the Issuing Bank and the Swing Line
Lender agreed to make and continue to make certain  financial  accommodations to the Company;

            The Company  has  requested,  and the  Lenders  have agreed to amend certain  financial  covenants and to make certain other  amendments on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,  the parties hereto,  intending to be legally bound, agree as follows:

1.          AMENDMENTS TO CREDIT AGREEMENT.

            a.  Section  2.01 of the  Credit  Agreement  is  hereby  amended  by replacing  September 30, 2003 with November 17, 2003 in the  definition of
      "Commitment Termination Date."

            b.  Section  7.01 of the  Credit  Agreement  is  hereby  amended  by replacing such Section 7.01 in its entirety with the following:

            "SECTION  7.01 SENIOR DEBT  COVERAGE  RATIO.  The Company  shall not permit the Senior  Debt  Coverage  Ratio at any time during a period specified  below to be greater  than (i) 2.50 to 1.00 for the period beginning  July 1, 2002 through and  including  March 31, 2003;  and
            (ii) 2.25 to 1.00 thereafter."

            c.  Section  7.02 of the  Credit  Agreement  is  hereby  amended  by replacing such Section 7.02 in its entirety with the following:

            "SECTION  7.02 TOTAL DEBT  COVERAGE  RATIO.  The  Company  shall not permit the Total  Debt  Coverage  Ratio at any time  during a period specified  below to be greater  than (i) 4.50 to 1.00 for the period beginning  July 1, 2002 through and including  March 31, 2003;  (ii)
            4.00 to 1.00 for the  period  beginning  April 1, 2003  through  and including September 30, 2003 and (iii) 3.75 to 1.00 thereafter."

            d.  Section  7.04 of the  Credit  Agreement  is  hereby  amended  by replacing such Section 7.04 in its entirety with the following:

            "SECTION  7.04 MINIMUM  EBITDA.  The Company  shall  maintain at all times, calculated as of the last day of each Fiscal Quarter, Minimum
            EBITDA for the four preceding Fiscal Quarters ending on the last day of such  Fiscal  Quarter  of not less than (i)  $18,950,000  for the
            Fiscal Quarter ending  September 30, 2002; (ii)  $18,800,000 for the
            Fiscal Quarter ending December 31, 2002;  (iii)  $20,150,000 for the
            Fiscal  Quarter  ending March 31,  2003;  (iv)  $20,000,000  for the
            Fiscal  Quarter ending June 30, 2003;  and (v)  $21,500,000  for the
            Fiscal Quarter ending  September 30, 2003 and thereafter;  provided, however, (a) EBITDA for the Fiscal Quarter ended September 30, 2001, shall be increased by adding  non-recurring  charges associated with the  amortization  of remaining  loan fees,  any waiver fees and any termination cost associated with the Company's then current interest rate protection agreement during such Fiscal Quarter and the charges taken by the Company  during  such  quarter in  connection  with the write-down  of  certain  assets in the  amount of  $1,093,000  , (b)
            EBITDA for the Fiscal  Quarter  ended  December 31,  2001,  shall be increased  by adding the charges  taken by the  Company  during such quarter in connection  with the  write-down of certain assets in the amount of $109,000,  (c) EBITDA for the Fiscal  Quarter  ended March
            31,  2002,  shall be  increased  by adding the charges  taken by the
            Company  during such quarter in  connection  with the  write-down of certain  assets in the  amount of  $295,000  and (d)  EBITDA for the
            Fiscal Quarter ended June 30, 2002, shall be increased by adding the costs and  charges  taken by the  Company  during  such  quarter  in connection with the write-down of certain assets, an increase in the reserve for accounts  receivable and costs  associated  with various personnel and consulting actions in the amount of $4,904,000."

2.          WAIVER.

            The Company has  informed the  Administrative  Agent and the Lenders that as of June 30,  2002,  the Company  failed to comply with the  requirements under Sections 7.01,  7.02, 7.03 and 7.04 of the Credit  Agreement.  The Lenders
hereby waive any Default or Event of Default that have arisen as a result of the failure of the Company to comply with Sections 7.01,  7.02,  7.03 and 7.04 as of
June 30,  2002.  This waiver is limited  solely to the matters  stated above and shall  not be  deemed  to waive or  amend  any  other  provision  of the  Credit
Agreement  and  shall not serve as a waiver  or  amendment  of any other  matter prohibited by the terms of the Credit Agreement.

3.          CONSENT.

            The  Lenders  consent to and approve  Amendment  No. 9 to the Senior
Subordinated Note Purchase Agreement  ("Amendment No. 9"), dated as of September
27, 2002, by and among the Company and each of the investors signatory thereto.

4.          CONDITIONS  PRECEDENT.  This Amendment  shall become  effective upon satisfaction of the following conditions:

            a. The  Administrative  Agent shall have received all fees and other amounts due and payable on or prior to the date hereof,  including reimbursement or payment of all out of pocket expenses (including reasonable fees, charges and disbursements of King & Spalding,  counsel to the Administrative Agent) required to be reimbursed or paid by the Company hereunder, under any other Loan Document and under any other agreement with the Administrative Agent.

            b. The  Administrative  Agent shall have received executed originals of this Amendment from the Company and the Required Lenders, each dated the date hereof, in form and substance satisfactory to the Administrative Agent.

            c. The Administrative  Agent shall have received an executed copy of
Amendment No. 9, in form and substance  satisfactory to the Administrative Agent and the Lenders.

            d. The Administrative Agent, for its account and the account of each
Lender,  shall have received an amendment  fee in the amount of $150,000,  to be distributed to the Lenders on a pro rata basis.

            e. The Administrative Agent shall have received such other documents as any Lender may reasonably request.

5.          OTHER AGREEMENTS.

            a. The Company hereby affirms that each of the  representations  and warranties  of the Company  contained in the Credit  Agreement  and in any other
Loan Documents  (except to the extent that any such  representation  or warranty expressly relates solely to an earlier date and for changes therein permitted or contemplated by the Credit Agreement) is correct in all material respects on and as of the date hereof and after giving  effect to this  Amendment.  In addition, with respect to this  Amendment,  the Company  warrants and represents  that the execution,  delivery and  performance  by the Company of this  Amendment (i) are within the  Company's  corporate  power;  (ii) have been duly  authorized by all necessary or proper  corporate  action;  (iii) are not in  contravention  of any provision of the Company's certificate of incorporation or bylaws; (iv) will not violate  any law or  regulation,  or any  order or  decree  of any  Governmental
Authority; (v) will not conflict with or result in the breach or termination of, constitute  a default  under or  accelerate  any  performance  required  by, any indenture,  mortgage,  deed of trust,  lease,  agreement or other  instrument to which the Company is a party or by which the  Company or any of its  property is bound;  (vi) will not result in the creation or  imposition of any Lien upon any of the property of the Company  other than those in favor of the  Administrative
Agent for the benefit of the Lenders,  all pursuant to the Loan  Documents;  and
(vii) do not require the consent or approval of any Governmental Authority.  The
Company  further  represents  and  warrants  that this  Amendment  has been duly executed  and  delivered  for the  benefit  of or on behalf of the  Company  and constitutes a legal,  valid and binding  obligation of the Company,  enforceable against the Company in accordance with its terms.

            b. Except as expressly  waived or amended  hereby,  all terms of the
Credit  Agreement and the other Loan Documents shall be and remain in full force and effect  and shall  constitute  the legal,  valid,  binding  and  enforceable obligations of the Company to the Administrative  Agent and the Lenders.  To the
extent any terms and conditions in any other Loan Documents shall  contradict or be in  conflict  with any terms or  conditions  of the Credit  Agreement,  after giving effect to this  Amendment,  such terms and  conditions  are hereby deemed modified  and amended  accordingly  to reflect the terms and  conditions  of the
Credit  Agreement as modified and amended hereby.  The Company  acknowledges and expressly agrees that the Lenders reserve the right to, and do in fact,  require strict  compliance  with the terms and  provisions of the Credit  Agreement,  as amended by this Amendment.

            c. The Company  hereby  restates,  ratifies and  reaffirms  each and every term and  condition and every  covenant set forth in the Credit  Agreement and the other Loan  Documents,  effective as of the date hereof,  and represents that, after giving effect to this Amendment and the waiver contained  herein, no
Default  or Event of  Default  has  occurred  and is  continuing  as of the date hereof.

            d. The Company agrees to pay on demand all costs and expenses of the
Administrative Agent in connection with the preparation, execution, delivery and enforcement of this Amendment,  the closing hereof,  and any other  transactions contemplated  hereby,  including  the fees  and  out-of-pocket  expenses  of the
Administrative Agent's counsel.

            e. This  Amendment  may be executed  in any number of  counterparts, each of which  shall be deemed an  original  and all of which,  taken  together, shall constitute one and the same instrument.

            f. THIS  AMENDMENT  SHALL BE GOVERNED BY, AND CONSRUED IN ACCORDANCE
WITH THE INTERNAL LAWS (AND NOT THE LAWS OF CONFLICTS), OF THE STATE OF NEW YORK
AND ALL APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

            g. This Amendment  shall be binding upon and inure to the benefit of the parties  hereto,  their  respective  successors,  successors-in-titles,  and assigns.

            h. This Amendment sets forth the entire understanding of the parties with  respect to the matters set forth  herein,  and shall  supersede  any prior negotiations or agreements, whether written or oral, with respect thereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly  executed  under  seal  by  their  respective  officers  thereunto  duly authorized, as of the date first above written.

                                   NUCO2 INC.,
                                   a Florida corporation

                                   By:/s/Gregg F. Stewart
                                      ----------------------
                                      Name: Gregg F. Stewart
                                      Title: Chief Financial Officer

                                   Attest: /s/Eric M. Wechsler
                                           ---------------------------
                                           Name: Eric M. Wechsler
                                           Title: General Counsel

                                   SUNTRUST BANK
                                   Individually and as Administrative Agent

                                   By: /s/Barbara Baltar
                                       ---------------------
                                       Name: Barbara Baltar
                                       Title: Vice President

                                   HELLER FINANCIAL, INC.
                                   individually and as Syndication Agent

                                   By: /s/Luis Acosta
                                       ------------------
                                       Name: Luis Acosta
                                       Title: Senior Vice President

                                   BNP PARIBAS,
                                   individually and as Documentation Agent

                                   By: /s/Ross A. Catlin
                                       ---------------------
                                       Name: Ross A. Catlin
                                       Title: Director

                                   By: /s/Cecile Scherer
                                       ---------------------
                                       Name: Cecile Scherer
                                       Title: Director
                                              Merchant Banking Group